Industry Canada Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

2946033 CANADA INC.

Name of corporation-Dénomination de la société

294603-3

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

(a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; ☐

(b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; ☐

(c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; ☒

(d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization. ☐

Je certifie que les statuts de la société susmentionnée ont été modifiés :

a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes.

Director - Directeur

February 11, 1997/le 11 février 1997

Date of Amendment - Date de modification

Canadä

Industry Canada | Industrie Canada
Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

FORMULE 4
CLAUSES MODIFICATRICES
(ARTICLE 27 OU 177)

1 – Name of corporation – Dénomination de la société	2 – Corporation No. – N° de la société
2946033 CANADA INC.	294603-3

3 – The articles of the above-named corporation are amended as follows: / Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

Item 2 of the articles of incorporation be and is hereby deleted and replaced by the following:

2 - The place in Canada where the registered office is to be situated

Territory of Greater Montreal, Province of Quebec

Item 3 of the articles of incorporation be and is hereby deleted and replaced by Annex I attached hereto.

The 1,000 Common shares of the Corporation issued and outstanding immediately prior to the issuance of the certificate of amendment in respect of these articles shall be, upon the issuance of the said certificate of amendment, changed into 1,625,000 class A common shares.

Upon the issuance of the certificate of amendment, an amount equal to the stated capital account maintained in respect of the presently issued and outstanding Common shares of the Corporation shall be deducted from the stated capital account thereof and that the same amount shall be credited to the stated capital account maintained in respect of the class A common shares.

Upon the issuance of the certificate of amendment, the share certificates evidencing the Common shares that are thereby changed shall be cancelled and new share certificates for the class A common shares shall be issued.

Item 5 of the articles of incorporation be and is hereby deleted and replaced by the following:

5 - Number (or minimum and maximum number) of directors

A minimum number of one (1) and a maximum number of nine (9)

Date	Signature	Title – Titre
97-02-10	ARIEL SHLIEN	PRESIDENT

IC 3069 (11-94) (cca 1387)

FOR DEPARTMENTAL USE ONLY – À L'USAGE DU MINISTÈRE SEULEMENT
Filed – Déposée FEB FEV 11 1997

Corporatek

ANNEX 1

Unlimited number of class A common shares;
Unlimited number of class B common shares;
Unlimited number of class A preferred shares;
Unlimited number of class B preferred shares;
Unlimited number of class C preferred shares; and
Unlimited number of class D preferred shares.

I. The class A common shares and the class B common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Each class A common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Canada Business Corporations Act (hereinafter referred to as the "Act")). Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the class B common shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b) Subject to the rights, privileges, restrictions and conditions attaching to the class A preferred shares, the class B preferred shares, the class C preferred shares, the class D preferred shares and to any other class of shares ranking prior to the class A common shares or the class B common shares, the holders of the class A common shares shall have the right, pari passu with the holders of the class B common shares, to receive any dividend declared by the board of directors of the Corporation; and the holders of the class B common shares shall have the right, pari passu with the holders of the class A common shares, to receive any dividend declared by the board of directors of the Corporation.

(c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to the class A preferred shares, the class B preferred shares, the class C preferred shares, the class D preferred shares and to any other class of shares ranking prior to the class A common shares or the class B common shares, the holders of the class A common shares and the holders of the class B common shares shall be entitled to receive the remaining property of the Corporation; the holders of the class A common shares and the holders of the class B common shares shall rank equally with respect to the distribution of assets in the

event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs.

II. The class A preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Each class A preferred share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions of the Act).

(b) The holders of the class A preferred shares shall be entitled to receive, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the other shares of the Corporation, non-cumulative dividends in an amount determined by the board of directors in their sole, absolute and unfettered discretion, calculated on the class A preferred redemption price (as hereinafter in paragraph II. (g) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the class A preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the class A preferred shares shall be entitled to receive for each class A preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the class B preferred shares, the class C preferred shares, the class D preferred shares, the class A common shares, the class B common shares or to any other shares ranking junior to the class A preferred shares, an amount equal to the class A preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

(d) The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class A preferred shares on payment for each class A preferred share to be redeemed of the class A preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs II. (e) and (f) called the "redemption price").

(e) Before redeeming any class A preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class A preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class A preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the class A preferred shares to be redeemed on presentation and surrender of the certificates for the class A preferred shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such class A preferred shares shall thereupon be cancelled, and the class A preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class A preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the class A preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class A preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class A preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving,

out of the moneys so deposited, without interest, the redemption price applicable to their respective class A preferred shares against presentation and surrender of the certificates representing such class A preferred shares. If less than all the class A preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class A preferred shares unanimously agree to the adoption of another method of selection of the class A preferred shares to be redeemed. If less than all the class A preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f) The Corporation may purchase for cancellation at any time all, or from time to time any part, of the class A preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class A preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class A preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class A preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(g) For the purposes of the foregoing paragraphs II. (b), (c) and (d) the "class A preferred redemption price" of each class A preferred share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is

an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Corporation upon the issuance of such class A preferred share.

(h) In the event that only part of the amount of the consideration received by the Corporation for any class A preferred share issued by the Corporation is added to the stated capital account of the class A preferred shares, such class A preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such class A preferred shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

(i) No change to any of the provisions of paragraphs II. (a) to (h) or of this paragraph (i) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the class A preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class A preferred shares, in addition to any other approval required by the Act.

III. The class B preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the class B preferred shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b) The holders of the class B preferred shares shall be entitled to receive, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the class C preferred shares, the class D preferred shares, the class A common shares and the class B common shares or any other shares ranking junior to the class B preferred shares, non-cumulative dividends in an amount determined by the board of directors in their sole, absolute and unfettered discretion, calculated on the class B preferred redemption price (as hereinafter in paragraph III. (g)

defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the class B preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c) In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the class B preferred shares shall be entitled to receive for each class B preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the class C preferred shares, the class D preferred shares, the class A common shares and the class B common shares or any other shares ranking junior to the class B preferred shares, an amount equal to the class B preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

(d) The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class B preferred shares on payment for each class B preferred share to be redeemed of the class B preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs III. (e) and (f) called the "redemption price").

(e) Before redeeming any class B preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class B preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class B preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the class B preferred shares to be redeemed on presentation and surrender of the certificates for the

class B preferred shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such class B preferred shares shall thereupon be cancelled, and the class B preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class B preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the class B preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class B preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class B preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class B preferred shares against presentation and surrender of the certificates representing such class B preferred shares. If less than all the class B preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class B preferred shares unanimously agree to the adoption of another method of selection of the class B preferred shares to be redeemed. If less than all the class B preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f) The Corporation may purchase for cancellation at any time all, or from time to time any part, of the class B preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class B preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class B preferred shares at the lowest price at which, in the opinion of the directors, such shares are

obtainable but not exceeding the redemption price thereof. If less than all the class B preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(g) For the purposes of the foregoing paragraphs III. (b), (c) and (d), the "class B preferred redemption price" of each class B preferred share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Corporation upon the issuance of such class B preferred share.

(h) In the event that only part of the amount of the consideration received by the Corporation for any class B preferred share issued by the Corporation is added to the stated capital account of the class B preferred shares, such class B preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such class B preferred shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

(i) No change to any of the provisions of paragraphs III. (a) to (h) or of this paragraph (i) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the class B preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class B preferred shares, in addition to any other approval required by the Act.

IV. The class C preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Subject to paragraph IV. (j) hereof, each class C preferred share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the Act).

(b) The holders of the class C preferred shares shall be entitled to receive, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the class D preferred shares, the class A common shares and the class B common shares or any other shares ranking junior to the class C preferred shares, non-cumulative dividends in an amount determined by the board of directors in their sole, absolute and unfettered discretion, calculated on the class C preferred redemption price (as hereinafter in paragraph IV. (h) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the class C preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c) Subject to paragraph IV. (j) hereof, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the class C preferred shares shall be entitled to receive for each class C preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the class D preferred shares, the class A common shares and the class B common shares or any other shares ranking junior to the class C preferred shares, an amount equal to the class C preferred redemption price plus all declared and unpaid dividends thereon, but shall not be

entitled to share any further in the distribution of the property or assets of the Corporation.

(d) The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class C preferred shares on payment for each class C preferred share to be redeemed of the class C preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs IV. (e), (f) and (g) called the "redemption price").

(e) Before redeeming any class C preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class C preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class C preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the class C preferred shares to be redeemed on presentation and surrender of the certificates for the class C preferred shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such class C preferred shares shall thereupon be cancelled, and the class C preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class C preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the class C preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in

the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class C preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class C preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class C preferred shares against presentation and surrender of the certificates representing such class C preferred shares. If less than all the class C preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class C preferred shares unanimously agree to the adoption of another method of selection of the class C preferred shares to be redeemed. If less than all the class C preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f) Subject to paragraph IV. (j) hereof, a holder of class C preferred shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the class C preferred shares registered in the name of such holder by tendering to the Corporation at its registered office the share certificate(s) representing the class C preferred shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) the number of class C preferred shares which the registered holder desires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Corporation redeem such class C preferred shares, which redemption date shall not be less than five (5) days after the day on which the request in writing is given to the Corporation. Upon receipt of the share certificate(s) representing the class C preferred shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on, or at its option, before, the redemption date redeem such class C preferred shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said class C preferred shares shall be deemed to be

redeemed on the date of payment of the redemption price and from and after such date such class C preferred shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of class C preferred shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem class C preferred shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such class C preferred shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such class C preferred shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all the class C preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(g) The Corporation may purchase for cancellation at any time all, or from time to time any part, of the class C preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class C preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class C preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class C preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(h) For the purposes of the foregoing paragraphs IV. (b), (c) and (d), the "class C preferred redemption price" of each class C preferred share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Corporation upon the issuance of such class C preferred share.

(i) In the event that only part of the amount of the consideration received by the Corporation for any class C preferred share issued by the Corporation is added to the stated capital account of the class C preferred shares, such class C preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such class C preferred shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

(j) In the event that any class C preferred shares issued by the Corporation are seized or attached in execution of judgment, satisfaction of security or in any other manner whatsoever, or should any class C preferred shares be sold under judicial authority or pursuant to any pledge, collateral security or any other such agreement, then contemporaneously with any such act, such class C preferred shares shall immediately (i) cease to carry any right to vote at any shareholders' meetings, and (ii) cease to be redeemable at the option of the holder thereof as set forth in paragraph IV. (f) above.

(k) No change to any of the provisions of paragraphs IV. (a) to (j) or of this paragraph (k) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the class C preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class C preferred shares, in addition to any other approval required by the Act.

V. The class D preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the class D preferred shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b) The holders of the class D preferred shares shall be entitled to receive, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the class A common shares and the class B common shares or any other shares ranking junior to the class D preferred shares, non-cumulative dividends in an amount determined by the board of directors in their sole, absolute and unfettered discretion, calculated on the class D preferred redemption price (as hereinafter in paragraph V. (h) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the class D preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c) Subject to paragraph V. (j) hereof, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the class D preferred shares shall be entitled to receive for each class D preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the class A common shares and the class B common shares or any other shares ranking junior to the class D preferred shares, an amount equal to the class D preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

(d) The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class D preferred shares on payment for each class D preferred share to be redeemed of the class D preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs V. (e), (f) and (g) called the "redemption price").

(e) Before redeeming any class D preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a

registered holder of class D preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class D preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the class D preferred shares to be redeemed on presentation and surrender of the certificates for the class D preferred shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such class D preferred shares shall thereupon be cancelled, and the class D preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class D preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the class D preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class D preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class D preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class D preferred shares against presentation and surrender of

the certificates representing such class D preferred shares. If less than all the class D preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class D preferred shares unanimously agree to the adoption of another method of selection of the class D preferred shares to be redeemed. If less than all the class D preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f) Subject to paragraph V. (j) hereof, a holder of class D preferred shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the class D preferred shares registered in the name of such holder by tendering to the Corporation at its registered office the share certificate(s) representing the class D preferred shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) the number of class D preferred shares which the registered holder desires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the "redemption date") on which the holder desires to have the Corporation redeem such class D preferred shares, which redemption date shall not be less than five (5) days after the day on which the request in writing is given to the Corporation. Upon receipt of the share certificate(s) representing the class D preferred shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on, or at its option, before, the redemption date redeem such class D preferred shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The said class D preferred shares shall be deemed to be redeemed on the date of payment of the redemption price and from and after such date such class D preferred shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of class D preferred shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem class D preferred shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such class D preferred shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such class D preferred shares to the extent that the moneys applied thereto shall be such amount (rounded

to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all the class D preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(g) The Corporation may purchase for cancellation at any time all, or from time to time any part, of the class D preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class D preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class D preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class D preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(h) For the purposes of the foregoing paragraphs V. (b), (c) and (d), the "class D preferred redemption price" of each class D preferred share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the

Corporation upon the issuance of such class D preferred share.

(i) In the event that only part of the amount of the consideration received by the Corporation for any class D preferred share issued by the Corporation is added to the stated capital account of the class D preferred shares, such class D preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such class D preferred shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

(j) In the event that any class D preferred shares issued by the Corporation are seized or attached in execution of judgment, satisfaction of security or in any other manner whatsoever, or should any class D preferred shares be sold under judicial authority or pursuant to any pledge, collateral security or any other such agreement, then contemporaneously with any such act, such class D preferred shares shall immediately cease to be redeemable at the option of the holder thereof as set forth in paragraph V. (f) above.

(k) No change to any of the provisions of paragraphs V. (a) to (j) or of this paragraph (k) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the class D preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class D preferred shares, in addition to any other approval required by the Act.